UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 2, 2026

BOXLIGHT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900
Duluth, Georgia30097
(Address Of Principal Executive Offices) (Zip Code)

678-367-0809
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or formed address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 2, 2026, Boxlight Corporation (the “Company”) received a written decision (the “Panel Decision”) from the Nasdaq Hearings Panel (the “Panel”) determining that the Company has regained compliance with Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain a minimum of $2,500,000 in stockholders’ equity (the “Equity Rule”), and granting the Company’s request for continued listing on The Nasdaq Stock Market (“Nasdaq”). The Panel’s determination followed a hearing held on August 13, 2026, at which the Company presented its compliance plan, including the completion of a PIPE transaction yielding approximately $6.6 million in net proceeds (the “Series D Convertible Preferred Stock Financing”), an anticipated $15 million equity line of credit, and a planned $2.9 million debt-to-equity swap. On August 5, 2026, the Company closed Tranche One of the Series D Convertible Preferred Stock Financing, raising $4.8 million, net of fees.

Pursuant to Nasdaq Listing Rule 5815(d)(4)(A), the Panel imposed a one-year Discretionary Panel Monitor on the Company, effective August 17, 2026 (the “Monitoring Period”). During the Monitoring Period, if the Listing Qualifications Staff finds the Company out of compliance with any Nasdaq Listing Rule, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide a compliance plan, Staff will not be permitted to grant additional time for the Company to regain compliance, and the Company will not be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter, at which time the Company may request a new hearing before the Panel or a newly convened Hearings Panel, and the Company’s securities may be delisted from Nasdaq.

The Company may request review of the Panel Decision by the Nasdaq Listing and Hearing Review Council. A written request for review must be received within 15 calendar days from the date of the Panel Decision, subject to a $15,000 fee. Additionally, the Nasdaq Listing and Hearing Review Council may, on its own motion, determine to review the Panel Decision within 45 calendar days after issuance of the written decision.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

Dated:	September 14, 2026
By: /s/ Jennifer Grabow
Name: Jennifer Grabow
Title: Interim Chief Financial Officer